                      ACKNOWLEDGMENT, WAIVER AND AMENDMENT

                                     TO THE

                INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

       This ACKNOWLEDGMENT, WAIVER AND AMENDMENT ("Waiver") TO THE INVENTORY AND
WORKING CAPITAL FINANCING  AGREEMENT is made as of March 14, 2002 by and between
Datatec  Industries,  Inc., a Delaware  corporation  ("Customer") and IBM Credit
Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

       WHEREAS, Customer and IBM Credit have entered into that certain Inventory and  Working  Capital  Financing  Agreement  dated as of  November  10, 2000 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

       WHEREAS, Customer is in default of one or more of its financial covenants contained in the Agreement (as more specifically explained in Section 2 hereof);
and

       WHEREAS,  Customer  requests that IBM Credit waive such default and amend certain terms of the Agreement.

       WHEREAS,  IBM  Credit is  willing  to waive  such  default  and amend the
Agreement subject to the conditions set forth below.

                                    AGREEMENT

       NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable  consideration,  the value and  sufficiency  of which is hereby  acknowledged,  the parties hereto agree that the Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

       Customer   acknowledges  that  the  financial   covenants  set  forth  in
Attachment  A to the  Agreement  are  applicable  to the  financial  results  of
Customer for the fiscal  quarter ending July 31, 2001, and Customer was required to maintain such financial covenants at all times. Customer further acknowledges its actual attainment was as follows:

                                    Covenant                Covenant
            Covenant                Requirement             Actual
            ----------------        -----------------       ---------------
            Net Profit after        Equal to or greater     -9% (the "Default")
            Tax to Revenue          than 0.1%

Section  3.  Waivers  to  Agreement.  IBM Credit  hereby  waives the  Default of
Customer with the terms of the Agreement to the extent such Default is set forth in Section 2 hereof.

Section  4.   Amendment.   The   Agreement   is  hereby   amended  as   follows,
notwithstanding any other conditions precedent contained herein:

                                  Page 1 of 4

      A. As of the date  hereof,  IBM Credit  shall not be obligated to make any
Term Loan  Advances to Customer.  Customer  shall make payments to IBM Credit in accordance with the terms of Section 2.4(D) of the Agreement as revised herein.

      B.  Section  2.4(D) is hereby  amended by deleting it in its  entirety and substituting  the following  therefor:  "(D)  Customer  shall pay to IBM Credit, commencing May 30, 2002,  monthly  installments of $300,000 on the last business day of every  month,  until such date whereby the  Outstanding  Term Loan amount shall be equal to zero, and in any event shall pay in full the Outstanding  Term
Loan on the Term Loan Stated Maturity Date."

      C. Schedule A to the Agreement is hereby amended by deleting such Schedule
A in its entirety and substituting it, in lieu thereof,  the Schedule A attached hereto.

      D.  Attachment  A to the  Agreement  is hereby  amended by  deleting  such
Attachment  A in  its  entirety  and  substituting  it,  in  lieu  thereof,  the
Attachment A attached hereto ("Amended Attachment A"). Such Amended Attachment A shall be effective as of the date specified  therein.  The changes  contained in the Amended Attachment A shall include, without limitation, the following:

               Covenant                      Covenant Requirement
               --------                      --------------------

(i)   Revenue on an Annual Basis to         Greater than 5.0:1.0 and equal to or
      Working Capital                       less than 25.0:1.0

(ii)  Net Profit after Tax to Revenue       Equal to or greater than 0.10 percent

(iii) Tangible Net Worth                    Equal to or greater than $2.5 million

(iv)  Debt Service Ratio                    Equal or greater than 2.0:1.0

(v)   Debt to Equity (Total Debt to Equity) Equal to or less than 5.0:1.0

      E.  Attachment C to the  Agreement is hereby and amended by deleting  such
Attachment  C in  its  entirety  and  substituting  it,  in  lieu  thereof,  the
Attachment C attached hereto.

Section  5.  Conditions  to  Effectiveness  of  Waiver.  The waiver set forth in
Section 3 hereof shall become effective upon:

(a) the receipt by IBM Credit from Customer of this Waiver executed by Customer;
and

(b) the payment by Customer  to IBM Credit of a waiver fee (the  "Waiver  Fee"), payable in immediately  available  funds, in the amount of $80,000,  by no later than  March 18,  2002.  The Waiver  Fee shall be  nonrefundable  and shall be in addition to any other fees IBM Credit may charge customer.

Section 6. Rights and Remedies.  Except to the extent specifically waived herein
IBM Credit  reserves any and all rights and remedies  that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies  which it may have in the future as a result of  Customer's  failure to comply  with  its  financial  covenants  to IBM  Credit.  Except  to the  extent specifically  waived herein neither this Waiver,  any of IBM Credit's actions or
IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7.  Governing  Law. This Waiver shall be governed by and  interpreted in accordance with the laws which govern the Agreement.

                                  Page 2 of 4

Section  8.  Counterparts.  This  Waiver  may  be  executed  in  any  number  of counterparts,  each  of  which  shall  be an  original  and all of  which  shall constitute one agreement.

      IN WITNESS  WHEREOF,  this  Waiver has been  executed  by duly  authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                        Datatec Industries, Inc.

By:/s/ Steven A. Flanagan                  By: /s/ Isaac Gaon
   ------------------------------------       ----------------------------------

Print Name: Steven A. Flanagan             Print Name: Isaac Gaon
            ---------------------------               --------------------------

Title:Manager Special Handling             Title:Chairman & CEO
      ---------------------------------          -------------------------------

Date: 3/15/02                              Date: 3/15/02
      ---------------------------------          -------------------------------

                                  Page 3 of 4

                                    SCHEDULE A

(A)  Term Loan Commitment : Three Million Dollars ($3,000,000.00);

(B)  Term Loan Finance Charge: Prime Rate plus 4.25%;

(C)  Term Loan Minimum Draw Amount: No additional draws will be permitted;

(D)  Term Loan Minimum  Prepayment  Amount:  Two Hundred Fifty Thousand  Dollars
     ($250,000.00);

(E)  Term Loan Stated Maturity Date: February 28, 2003;

(F)  Term Loan  Finance  Charges are due monthly and as set forth in Section 2.5 of the Agreement;

(G)  Term Loan Principal  Payment  Schedule:  as set forth in Section 2.4 (D) of the Agreement.

                                   Page 4 of 4